Exhibit 99.1

FROM:	KENNAMETAL INC.
P.O. Box 231
Latrobe, PA 15650
724-539-5000

Investor Relations
Contact: Quynh McGuire
724-539-6559

Media Relations
Contact: Joy Chandler
724-539-4618

DATE:	July 26, 2006

FOR RELEASE:	Immediate
KENNAMETAL REPORTS STRONG FOURTH QUARTER AND
FULL YEAR RESULTS FOR FISCAL 2006
- Q4 reported earnings per diluted share (EPS) of $4.11; adjusted EPS of $1.25

- Fiscal 2006 reported EPS of $6.48, adjusted EPS of $3.95

- Record adjusted ROIC of 11.4 percent
LATROBE, Pa., July 26, 2006 — Kennametal Inc. (NYSE: KMT) today reported fourth quarter EPS of $4.11, including special items of $2.86 per share. Fourth quarter adjusted EPS were $1.25 compared with prior year EPS of $0.98, an increase of 28 percent.
Fiscal 2006 reported EPS were $6.48, including special items of $2.53, compared with prior year reported EPS of $3.13, including special charges of $0.12 per share, an increase of 107 percent. Fiscal 2006 adjusted EPS were $3.95 compared to prior year adjusted EPS of $3.25, an increase of 22 percent.
Fiscal 2006 fourth quarter performance reflects continuing operational excellence as well as the impact of previously announced divestitures. These transactions are consistent with the company’s strategy of exiting non-core businesses. Therefore, fourth quarter results included charges associated with the sale of UK-based high speed steel business (Presto), the sale of Kemmer Praezision electronics business (Electronics) and the previously announced sale of South Deerfield Industrial’s consumer retail product line (CPG). These dispositions are expected to improve future overall EBIT margins.

In addition, fourth quarter results included a gain, net of transaction related costs, from the divestiture of J&L Industrial Supply (J&L). The divestiture of J&L is in line with Kennametal’s strategy to focus on its core manufacturing businesses. This transaction completes the company’s planned exit from owned distribution and Kennametal will continue building new distributor relationships while growing existing ones.
As previously disclosed, the company evaluated options for cash repatriation and the corresponding tax impact under the American Jobs Creation Act of 2004 (AJCA). The Act provides for a special one-time tax deduction on foreign earnings that are repatriated to the United States. The company repatriated $89 million, which resulted in an $11 million tax cost which was recorded during fourth quarter of fiscal 2006.
President and Chief Executive Officer Carlos M. Cardoso said, “We are very pleased with the results for fourth quarter and fiscal year 2006, which reflect all that we have accomplished. Through the Kennametal Value Business System (KVBS), our team is successfully executing on our strategy. The fourth quarter performance represents the 10th consecutive quarter of year over year growth. Kennametal’s strong sales, EPS and return on invested capital validate our market leadership position as well the continuing global opportunity for our company. We are excited to be essentially done with the divestiture of non-core businesses. We now have created a stronger foundation, which positions our company for long-term growth and profitability. By continually enhancing our portfolio to ensure the appropriate mix of businesses, Kennametal is focused on serving customers’ needs through innovative technology and solutions.”
Reconciliation of all non-GAAP financial measures are set forth in the attached tables.
Highlights of Fiscal 2006 Fourth Quarter
•	Fourth quarter sales of $612 million increased 3 percent versus the same quarter last year, including 8 percent organic sales growth, offset by 5 percent from a prior year divestiture. Sales in the quarter included two months of J&L activity prior to its divestiture.

•	Income from continuing operations was $176 million for the fourth quarter. Income from continuing operations, excluding special items, was $48 million for the fourth quarter versus prior year of $36 million, an increase of 33 percent. This year over year improvement was driven by strong performance across all business units coupled with ongoing cost containment.

•	Fourth quarter reported EPS were $4.11, including special items of $2.86 per share. Fourth quarter adjusted EPS were $1.25 compared with prior year EPS of $0.98, an increase of 28 percent. A reconciliation follows:

Earnings Per Diluted Share Reconciliation

Fourth Quarter FY 2006		Fourth Quarter FY 2005
Reported EPS	$4.11	Reported EPS	$0.98
Gain on sale of J&L and transaction-related charges	(3.24)	No special items.
Loss on sale Electronics	0.39
Tax impact of cash repatriation under AJCA	0.28
CPG goodwill impairment and transaction-related charges, net of tax benefit	(0.06)
Loss on sale of Presto	0.04
Favorable resolution of tax contingencies	(0.27)

Adjusted EPS	$1.25		$0.98
•	Special items related to ongoing portfolio shaping included the divestitures of J&L, Electronics and Presto. The company also recorded pre-tax charges related to its previously announced divestiture of CPG including industrial saw blades, which is expected to close in the first quarter of fiscal 2007.

•	Cash repatriation of $89 million under the AJCA. The tax impact of this repatriation was a charge of $11 million, or $0.28 per diluted share.

•	Record adjusted return on invested capital was up 180 basis points to 11.4 percent from 9.6 percent in the prior year.

•	Repayments of the company’s Accounts Receivable Securitization Program totaled $107 million.

•	Repurchased 1.3 million shares totaling $79 million.

•	Funded $40 million related to one of the company’s US pension plans.
Highlights of Fiscal 2006
•	Sales of $2.3 billion were up 6 percent versus prior year, including 9 percent organic growth, partially offset by a 2 percent net impact of acquisitions and divestitures and 1 percent of unfavorable foreign currency exchange. Sales for the year included 11 months of J&L activity prior to its divestiture.

•	Income from continuing operations was $272 million compared to prior year of $114 million. Income from continuing operations, excluding special items, was $154 million versus prior year of $118 million, an increase of 30 percent.
•	Fiscal 2006 reported EPS were $6.48, including special items of $2.53, compared with prior year reported EPS of $3.13, including special charges of $0.12 per share, an increase of 107 percent. Fiscal 2006 adjusted EPS were $3.95 compared to prior year adjusted EPS of $3.25, an increase of 22 percent. A reconciliation follows:
Earnings Per Diluted Share Reconciliation

Year ended June 30, 2006		Year ended June 30, 2005
Reported EPS	$6.48	Reported EPS	$3.13
Gain on sale of J&L and transaction-related charges	(3.24)	Loss on sale of Full Service Supply and transaction-related charges	0.12
Loss on sale of Electronics	0.39
Tax impact of cash repatriation under AJCA	0.28
CPG goodwill impairment and transaction-related charges, net of tax benefit	0.07
Loss on sale of Presto	0.24
Favorable resolution of tax contingencies	(0.27)

Adjusted EPS	$3.95	Adjusted EPS	$3.25
•	Adjusted free operating cash flow for fiscal 2006 and 2005 was $125 million in each period. Current year adjustments include $110 million of repayments related to the company’s Accounts Receivable Securitization Program and $73 million of pension funding. Capital expenditures for fiscal 2006 totaled $80 million.
•	Repurchased 1.6 million shares totaling $93 million.
Business Segment Highlights of Fiscal 2006 Fourth Quarter
Metalworking Solutions & Services Group (MSSG) growth continues to outpace the growth in its major markets, demonstrating the effects of further market penetration through the company’s channel saturation and branding strategy, as well as price realization. North American sales growth was leveraged with the divestiture of J&L that spurred opportunities with new distributors. General engineering, distribution and energy market segments each exhibited strong year over year growth. The divestiture of Presto and the previously announced divestiture of CPG support the company’s long-term strategy of continued focus on its core businesses.

In the June quarter, MSSG adjusted sales were up 6 percent on volume and price. North American cemented carbide and high-speed steel grew 10 percent and 8 percent, respectively. Europe sales were increased 4 percent. Rest of the world grew 3 percent.
MSSG operating income was up 18 percent on reported sales growth of 6 percent and the operating margin of 16 percent was up 200 basis points over the same period last year due to ongoing cost containment and price realization.
Advanced Materials Solutions Group (AMSG) delivered significant top line growth in the current quarter. The underlying markets in mining and energy remain strong for Kennametal. The overall AMSG segment continues to report considerable growth. Overall market conditions, price realization and market share penetration are primary factors contributing to favorable results.
In the June quarter, AMSG adjusted sales grew 14 percent on volume and price. Energy product sales were up 37 percent, Conforma Clad sales increased 24 percent, engineered products grew 12 percent and mining and construction product sales increased 9 percent.
AMSG operating income grew 11 percent versus last year, on 18 percent reported sales growth. Operating margin of 18 percent was down 100 basis points over the same period last year due primarily to the impact of raw material price increases period over period, particularly tungsten.
Outlook
Worldwide market conditions support the company’s expectations of continued top line growth in fiscal year 2007. Global economic indicators show that North America is expected to remain strong, modest growth is expected in Europe, and emerging markets are forecasted to be robust. While there remain some uncertainties and risks related to the macro-economic environment, fundamental drivers for global demand appear to be stable.
Cardoso said, “We are optimistic about the outlook for our end markets. The global manufacturing forecast is in line with our belief that the industrial sector will continue to show strength. We will continue to balance and diversify our end markets and world geographic mix. We again expect to outperform the market by effectively delivering volume growth, gaining market share and realizing price through innovative customer solutions that provide value and performance.”
Kennametal expects organic revenue growth in the 7 to 10 percent range for fiscal year 2007, continuing the trend of consistently outpacing worldwide industrial production rates by two to three times. The company anticipates the majority of its end markets to continue operating at high levels throughout the year, with moderating growth rates for some sectors.

The expectation of ongoing expansion around the globe supports Kennametal’s projection of 6 to 9 percent organic sales growth in the first quarter of fiscal 2007, relative to very strong performance from the prior year quarter.
Reported EPS are expected to be in the $4.20 to $4.40 range for fiscal year 2007, despite some dilution from recent divestitures of non-core businesses, reflecting confidence in the company’s ability to maintain its strong performance. This forecasted range also includes costs related to the company’s ongoing SG&A initiatives that will result in increased profitability for the long term. The fiscal year 2007 guidance midpoint represents a 9 percent year over year growth. On a comparable basis, fiscal year 2007 guidance midpoint represents approximately 25 percent growth, a substantial increase over prior year. Approximately 65 percent of the forecasted EPS will be realized in the second half of fiscal year 2007, consistent with historical seasonal patterns. First quarter 2007 EPS are expected to be $0.60 to $0.70.
Improvements in operating margins are expected to continue and return on invested capital is solidly on track for the projected 11 to 12 percent range for fiscal year 2007.
Kennametal anticipates net cash flow provided by operating activities of approximately $275 million to $285 million for fiscal 2007. Based on anticipated capital expenditures of $90 million, Kennametal expects to generate between $185 million to $195 million of free operating cash flow for fiscal 2007. However, approximately $100 million to $110 million will be used for tax payments, due to recent divestitures and cash repatriation related to the AJCA.
Dividend Declared
Kennametal also announced that its Board of Directors declared a quarterly cash dividend of $0.19 per share. The dividend is payable August 23, 2006 to shareowners of record as of the close of business on August 8, 2006.
Kennametal advises shareowners to note monthly order trends, for which the company makes a disclosure ten business days after the conclusion of each month. This information is available on the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.
Fourth quarter and full year results will be discussed in a live Internet broadcast at 10:00 a.m. Eastern time today. This event will be broadcast live on the company’s website, www.kennametal.com. Once on the homepage, click “Corporate,” and then “Investor Relations.” Also, the replay of this event will be available on the company’s website through August 9, 2006.

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not relate strictly to historical or current facts. You can identify forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “may,” “will,” “project,” “intend,” “plan,” “believe” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. These statements are likely to relate to, among other things, our strategy, goals, plans and projections regarding our financial position, results of operations, market position, and product development, which are based on current expectations that involve inherent risks and uncertainties, including factors that could delay, divert or change any of them in the next several years. It is not possible to predict or identify all factors; however, they may include the following: global and regional economic conditions; energy costs; risks associated with the availability and costs of raw materials; commodity prices; risks associated with integrating recent acquisitions, as well as any future acquisitions, and achieving the expected savings and synergies; risks relating to business divestitures; competition; demands on management resources; risks associated with international markets, such as currency exchange rates and social and political environments or instability; future terrorist attacks or acts of war; labor relations; demand for and market acceptance of new and existing products; and risks associated with the implementation of restructuring plans and environmental remediation matters. We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
Kennametal Inc. (NYSE:KMT) is a leading global supplier of tooling, engineered components and advanced materials consumed in production processes. The company improves customers’ competitiveness by providing superior economic returns through the delivery of application knowledge and advanced technology to master the toughest of materials application demands. Companies producing everything from airframes to coal, from medical implants to oil wells and from turbochargers to motorcycle parts recognize Kennametal for extraordinary contributions to their value chains. Customers buy over $2 billion annually of Kennametal products and services — delivered by our approximately 13,000 talented employees in over 60 countries — with almost 50 percent of these revenues coming from outside the United States. Visit us at www.kennametal.com [KMT-E]
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FINANCIAL HIGHLIGHTS
Consolidated Statements of Income (Unaudited):

	Quarter Ended		Year Ended
(in thousands, except per share amounts)	June 30,		June 30,
	2006	2005 (1)	2006 (1)	2005 (1)

Sales	$612,167	$593,599	$2,329,628	$2,202,832
Cost of goods sold	388,133	373,492	1,497,462	1,431,716

Gross profit	224,034	220,107	832,166	771,116

Operating expense	146,316	153,171	579,907	559,293
Goodwill impairment charge	—	—	—	4,707
(Gain) loss on assets held for sale	(230,578)	—	(229,886)	1,546
Amortization of intangibles	1,428	1,566	5,626	3,460

Operating income	306,868	65,370	476,519	202,110

Interest expense	7,478	7,897	31,019	27,277
Other income, net	(307)	(851)	(2,219)	(3,645)

Income from continuing operations before income taxes and minority interest	299,697	58,324	447,719	178,478

Provision for income taxes	123,536	21,842	172,902	60,967

Minority interest	525	238	2,566	3,592

Income from continuing operations	175,636	36,244	272,251	113,919
(Loss) income from discontinued operations, net of income taxes	(11,440)	1,496	(15,968)	5,372

Net income	$164,196	$37,740	$256,283	$119,291

Basic earnings per share — continuing operations	$4.52	$0.97	$7.08	$3.09
Basic (loss) earnings per share — discontinued operations	(0.30)	0.04	(0.41)	0.14

Basic earnings per share	$4.22	$1.01	$6.67	$3.23

Diluted earnings per share — continuing operations	$4.40	$0.94	$6.88	$2.99
Diluted (loss) earnings per share — discontinued operations	(0.29)	0.04	(0.40)	0.14

Diluted earnings per share	$4.11	$0.98	$6.48	$3.13

Dividends per share	$0.19	$0.17	$0.76	$0.68

Basic weighted average shares outstanding	38,888	37,510	38,432	36,924

Diluted weighted average shares outstanding	39,923	38,477	39,551	38,056

(1)	Amounts have been reclassified to reflect discontinued operations related to the divestiture of Electronics and CPG including industrial saw blades.
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FINANCIAL HIGHLIGHTS (Continued)
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited):

(in thousands)	June 30, 2006	June 30, 2005

ASSETS
Cash and equivalents	$233,976	$43,220
Trade receivables, net of allowance	386,714	403,097
Receivables securitized	—	(109,786)

Accounts receivable, net	386,714	293,311

Inventories	334,949	386,674
Deferred income taxes	55,328	70,391
Current assets held for sale	24,280	—
Other current assets	51,610	37,466

Total current assets	1,086,857	831,062
Property, plant and equipment, net	530,379	519,301
Goodwill and intangible assets, net	618,423	652,791
Long term assets held for sale	11,285	—
Other assets	136,562	89,183

Total	$2,383,506	$2,092,337

LIABILITIES
Short-term debt, including notes payable	$2,214	$50,889
Accounts payable	124,907	154,839
Current liabilities held for sale	3,065	—
Accrued liabilities	331,405	222,930

Total current liabilities	461,591	428,658
Long-term debt	409,508	386,485
Deferred income taxes	73,338	59,551
Other liabilities	129,078	227,321

Total liabilities	1,073,515	1,102,015

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	14,626	17,460
SHAREOWNERS’ EQUITY	1,295,365	972,862

Total	$2,383,506	$2,092,337

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FINANCIAL HIGHLIGHTS (Continued)
SEGMENT DATA (Unaudited):

	Quarter Ended		Year Ended
(in thousands)	June 30,		June 30,
	2006	2005(1)	2006(1)	2005(1)
Outside Sales:
Metalworking Solutions and Services Group	$373,839	$352,591	$1,401,777	$1,313,525
Advanced Materials Solutions Group	191,758	162,312	676,556	510,572
J&L Industrial Supply	46,570	66,031	251,295	255,840
Full Service Supply	—	12,665	—	122,895

Total Outside Sales	$612,167	$593,599	$2,329,628	$2,202,832

Sales By Geographic Region:
United States	$322,903	$315,167	$1,239,449	$1,185,146
International	289,264	278,432	1,090,179	1,017,686

Total Sales by Geographic Region	$612,167	$593,599	$2,329,628	$2,202,832

Operating Income (Loss):
Metalworking Solutions and Services Group	$59,390	$50,487	$197,525	$178,313
Advanced Materials Solutions Group	34,061	30,630	121,058	84,268
J&L Industrial Supply	238,284	7,592	260,894	27,094
Full Service Supply	—	265	—	(4,105)
Corporate and eliminations (2)	(24,867)	(23,604)	(102,958)	(83,460)

Total Operating Income, as reported	$306,868	$65,370	$476,519	$202,110

(1)	Amounts have been reclassified to reflect discontinued operations related to the divestiture of Electronics (AMSG) and CPG including industrial saw blades (MSSG).
(2)	Includes corporate functional shared services and intercompany eliminations.
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FINANCIAL HIGHLIGHTS (Continued)
In addition to reported results under generally accepted accounting principles in the United States of America (GAAP), the following financial highlight tables also include, where appropriate, a reconciliation of gross profit, operating expense, operating income, income from continuing operations, net income and diluted earnings per share, in each case excluding special items, adjusted free operating cash flow, adjusted segment sales, and adjusted return on invested capital (which are non-GAAP financial measures), to the most directly comparable GAAP measures. Management believes that the investor should have available the same information that management uses to assess operating performance, determine compensation, and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
RECONCILIATION TO GAAP — QUARTER ENDED JUNE 30, 2006 (Unaudited)

				Income from
(in thousands, except per share		Operating	Operating	Continuing	Net	Diluted
amounts)	Gross Profit	Expense	Income	Operations	Income	EPS
2006 Reported Results	$224,034	$146,316	$306,868	$175,636	$164,196	$4.11
Gain on sale of J&L	(1,935)	—	(233,949)	(132,009)	(132,009)	(3.31)
J&L transaction-related charges	—	(4,510)	4,510	2,796	2,796	0.07
Loss on sale of Electronics	—	—	—	—	15,366	0.39
Tax impact of cash repatriation under AJCA	—	—	—	11,176	11,176	0.28
CPG goodwill impairment and transaction-related charges	—	—	—	—	(2,192)	(0.06)
Loss on sale of Presto	(26)	—	1,410	1,410	1,410	0.04
Favorable resolution of tax contingencies	—	—	—	(10,873)	(10,873)	(0.27)

2006 Results, excluding special items	$222,073	$141,806	$78,839	$48,136	$49,870	$1.25

For the quarter ended June 30, 2005, there were no special items.
RECONCILIATION TO GAAP — YEAR ENDED JUNE 30, 2006 (Unaudited)

				Income from
(in thousands, except per share		Operating	Operating	Continuing	Net	Diluted
amounts)	Gross Profit	Expense	Income	Operations	Income	EPS
2006 Reported Results	$832,166	$579,907	$476,519	$272,251	$256,283	$6.48
Gain on sale of J&L	(1,935)	—	(233,949)	(132,001)	(132,001)	(3.34)
J&L transaction-related charges	—	(6,381)	6,381	3,956	3,956	0.10
Loss on sale of Electronics	—	—	—	—	15,366	0.39
Tax impact of cash repatriation under AJCA	—	—	—	11,176	11,176	0.28
CPG goodwill impairment and transaction-related charges	—	—	—	—	2,838	0.07
Loss on sale of Presto	7,329	—	9,457	9,457	9,457	0.24
Favorable resolution of tax contingencies	—	—	—	(10,873)	(10,873)	(0.27)

2006 Results, excluding special items	$837,560	$573,526	$258,408	$153,966	$156,202	$3.95

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FINANCIAL HIGHLIGHTS (Continued)
RECONCILIATION TO GAAP —YEAR ENDED JUNE 30, 2005 (Unaudited)

		Income from
	Operating	Continuing	Net	Diluted
	Income	Operations	Income	EPS
2005 Reported	$202,110	$113,919	$119,291	$3.13
FSS goodwill impairment charge	4,707	3,277	3,277	0.09
FSS loss on sale	1,546	1,076	1,076	0.03

2005 Results, excluding special items	$208,363	$118,272	$123,644	$3.25

RECONCILIATION OF ADJUSTED FREE OPERATING CASH FLOW INFORMATION (Unaudited):

	Year Ended
	June 30,
	2006	2005
Net cash flow provided by operating activities	$19,053	$202,327
Purchase of property, plant and equipment	(79,593)	(88,552)
Proceeds from disposals of property, plant and equipment	2,961	3,912

Free operating cash flow	$(57,579)	$117,687
Adjustments:
Repayments of accounts receivable securitization program	109,786	7,694
Pension funding	72,956	—

Adjusted free operating cash flow	$125,163	$125,381

MSSG SEGMENT

	Quarter Ended		Year Ended
	June 30,		June 30,
(in thousands)	2006	2005	2006	2005
Sales, as reported	$373,839	$352,591	$1,401,777	$1,313,525
Foreign currency exchange	440	—	12,859	—
Divestiture-related and inter-segment reclasses	—	(290)	—	17,332

Adjusted sales	$374,279	$352,301	$1,414,636	$1,330,857

AMSG SEGMENT

	Quarter Ended		Year Ended
	June 30,		June 30,
(in thousands)	2006	2005	2006	2005
Sales, as reported	$191,758	$162,312	$676,556	$510,572
Foreign currency exchange	553	—	7,261	—
Acquisition-related and inter-segment reclasses	(1,910)	4,963	(54,003)	12,711

Adjusted sales	$190,401	$167,275	$629,814	$523,283

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FINANCIAL HIGHLIGHTS (Continued)
RETURN ON INVESTED CAPITAL (Unaudited):
For the Year Ended June 30, 2006 (in thousands, except percents)

Invested Capital	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005	Average

Debt	$411,722	$365,906	$410,045	$415,250	$437,374	$408,060
Accounts receivable securitized	0	106,106	100,295	100,445	109,786	83,326
Minority interest	14,626	18,054	16,918	18,117	17,460	17,035
Shareowners’ equity	1,295,365	1,115,110	1,045,974	1,009,394	972,862	1,087,741

Total	$1,721,713	$1,605,176	$1,573,232	$1,543,206	$1,537,482	$1,596,162

	Quarter Ended
Interest Expense	6/30/2006	3/31/2006	12/31/2005	9/30/2005	Total

Interest expense	$7,478	$7,728	$7,984	$7,829	$31,019
Securitization fees	1,288	1,241	1,170	1,065	4,764

Total interest expense	$8,766	$8,969	$9,154	$8,894	$35,783

Income tax benefit					13,311

Total interest expense, net of tax					$22,472

Total Income	6/30/2006	3/31/2006	12/31/2005	9/30/2005	Total

Net Income, as reported	$164,196	$32,903	$31,087	$28,097	$256,283
Gain on sale of J&L	(132,001)	—	—	—	(132,001)
J&L transaction-related charges	2,796	1,160	—	—	3,956
Loss on sale of Electronics	15,366	—	—	—	15,366
Tax impact of cash repatriation under AJCA	11,176	—	—	—	11,176
CPG goodwill impairment and transaction-related charges	(2,192)	5,030	—	—	2,838
Loss on sale of Presto	1,410	8,047	—	—	9,457
Favorable resolution of tax contingencies	(10,873)	—	—	—	(10,873)
Minority interest expense	525	782	511	748	2,566

Total Income, excluding special items	$50,403	$47,922	$31,598	$28,845	$158,768

Total Income, excluding special items					$158,768
Total interest expense, net of tax					22,472

					$181,240
Average invested capital					$1,596,162

Adjusted Return on Invested Capital					11.4%
Return on invested capital calculated utilizing net income, as reported is as follows:
Net Income, as reported					$256,283
Total Interest Expense, net of tax					22,472

					$278,755
Average invested capital					$1,596,162

Return on Invested Capital					17.5%
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FINANCIAL HIGHLIGHTS (Continued)
RETURN ON INVESTED CAPITAL (Unaudited):
For the Year Ended June 30, 2005 (in thousands, except percents)

Invested Capital	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004	Average
Debt	$437,374	$485,168	$405,156	$435,435	$440,207	$440,668
Accounts receivable securitized	109,786	120,749	115,253	115,309	117,480	115,715
Minority interest	17,460	19,664	19,249	17,377	16,232	17,996
Shareowners’ equity	972,862	1,021,186	1,003,507	924,432	887,152	961,828

Total	$1,537,482	$1,646,767	$1,543,165	$1,492,553	$1,461,071	$1,536,207

	Quarter Ended
Interest Expense	6/30/2005	3/31/2005	12/31/2004	9/30/2004	Total

Interest expense	$7,897	$6,803	$6,121	$6,456	$27,277
Securitization fees	981	868	757	580	3,186

Total interest expense	$8,878	$7,671	$6,878	$7,036	$30,463

Income tax benefit					10,175

Total Interest Expense, net of tax					$20,288

	Quarter Ended
Total Income	6/30/2005	3/31/2005	12/31/2004	9/30/2004	Total

Net Income, as reported	$37,740	$30,650	$28,181	$22,720	$119,291
Restructuring and asset impairment charges	—	3,306	—	—	3,306
Loss on assets held for sale	—	1,086	—	—	1,086
Minority interest expense	238	1,449	928	977	3,592

Total Income, excluding special items	$37,978	$36,491	$29,109	$23,697	$127,275

Total Income, excluding special items					$127,275
Total Interest Expense, net of tax					20,288

					$147,563
Average invested capital					$1,536,207

Adjusted Return on Invested Capital					9.6%
Return on Invested Capital calculated utilizing Net Income, as reported is as follows:
Net Income, as reported					$119,291
Total Interest Expense, net of tax					20,288

					$139,579
Average invested capital					$1,536,207

Return on Invested Capital					9.1%
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